Exhibit 99.1

Makara Announces Updating Form S-1 Registration Statement with Current
Financial Statements for Planned IPO

East Brunswick, NJ - May 22, 2023 –Makara Strategic Acquisition Corp. (“Makara”) announced today that, despite a recent article, Makara is proceeding with its IPO with EF Hutton. Makara has merely withdrawn its registration statement with the U.S. Securities and Exchange Commission to preserve its filing fees and intends to refile the S-1 with its latest, updated financial statements. This refiling of the S-1 with updated financial statements is a standard procedure.

Makara intends to proceed with its IPO imminently as it believes market conditions and opportunities in its target sector have also improved significantly.

About Makara Strategic Acquisition Corp

Makara Strategic Acquisition Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or similar business combination with one or more businesses. While Integrated Wellness may pursue an acquisition opportunity in any industry or sector, it intends to focus on target opportunities that focus on natural resources, clean energy or energy storage sectors in the Americas, Europe or Asia.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.